SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 13, 2011

VANITY EVENTS HOLDING, INC.

 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 Front Street
Brookings, South Dakota 57006
(Address of principal executive offices) (zip code)

(605) 692-8226
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Preferred Stock Financing

On July 13, 2011, Vanity Events Holding, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Thalia Woods Management, Inc., an accredited investor (the “Investor”), pursuant to which the Investor purchased 75,000 shares of the Company’s series B convertible preferred stock (the “Preferred Stock”) for an aggregate purchase price of $75,000.  Each share of Preferred Stock shall be entitled to 1,000 votes per share which voting right shall be non-dilutive for a period of one year from the date of issuance.  The Preferred Stock pays dividends of 10.00% per year, payable quarterly in arrears beginning on the one year anniversary of the date of issuance, at the Company’s option, in cash or in additional shares of the Company’s common stock.

Each share of Preferred Stock has a stated value equal to $1.00 per share and is initially convertible at any time into shares of the Company’s common stock at a conversion price equal to $0.002 per share or an aggregate of 37,500,000 shares of the Company’s common stock.  The conversion price of the Preferred Stock is subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

Sorbco Exclusive License and Distribution Agreement

On July 13, 2011, the Company entered into an exclusive license and distribution agreement (the “Sorbco Agreement”) with Plant Sorb LLC (“Sorbco”) pursuant to which the Company will have the exclusive right and license to (i) market, sell, distribute and otherwise deal in commerce with the Sorbco products in the United States through any media and (ii) use Sorbco’s trademark.  The License Agreement shall have an initial term ending on July 13, 2011, and shall continue on successive one-year terms thereafter unless terminated by either party for cause.  For purposes of the Sorbco Agreement, “cause”  is defined as the Company not exceeding a threshold of five hundred thousand dollars ($500,000.00) of retail revenues through sales of Sorbco products during the initial term of the Sorbco Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Please see the description under Item 1.01 “Preferred Stock Financing” of this current report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2011, the board of directors of the Company appointed Gregory Pippo to serve as chief financial officer of the Company.  There is no understanding or arrangement between Mr. Pippo and any other person pursuant to which he was selected as an executive officer or a director.  Mr. Pippo is the brother-in-law of Mr. Lloyd Lapidus, the Company’s interim chief executive officer.  Other than as described above, Mr. Pippo does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.    Mr. Pippo has been a director of the Company since April 6, 2011.

Gregory Pippo is both an attorney and entrepreneur with a strong background in finance and a proven track record in online retail and direct marketing.  Greg is currently the President and COO of Sorbco, a rapidly growing start up consumer product company.  Prior to Sorbco, Greg co-founded Avelle, aka Bag Borrow or Steal (www.bagborroworsteal.com), a website that pioneered online rentals of luxury goods.  Before co-founding Bag Borrow or Steal, he served as an equity trader/manager at New York-based Opus Trading and spent several years as a financial analyst/commodities options trader for ED & F Man, overseeing sugar, cotton and silver trading. For two years following law school, Greg practiced appellate defense law for Torto and Waterman, P.C. in New York. He received his Bachelor of Arts degree from Binghamton University, and his J.D. degree from Benjamin N. Cardozo School of Law in New York.

On July 14, 2011, the Company entered into an employment agreement (the “Agreement”) with Gregory Pippo to serve as Chief Financial Officer.  The Agreement has an initial term of one year. The base salary under the Agreement is a monthly net salary of $2,500.  The Company agreed to pay all associated income taxes applicable to Mr. Pippo in connection with his employment. Mr. Pippo is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

The Agreement provides for termination of an executive’s employment without any further obligation on our part upon the death or disability of the executive or for cause. In the event that an executive’s employment is terminated without cause or for good reason, we are obligated to pay such executive his base salary for six (6) months beyond the termination date in accordance with our normal payroll practices. Termination for “cause” means termination as a result of (a) a conviction of or plea of guilty or nolo contendere by employee to a felony, or any crime involving fraud or embezzlement; (b) the refusal by employee to perform his material duties and obligations hereunder; (c) employee’s willful and intentional misconduct in the performance of his material duties and obligations; or (d) if employee or any member of his family makes any personal profit arising out of or in connection with a transaction to which employer is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Company. “Good Reason” means ((i) any reduction in his then-current Salary; (ii) any material failure to timely grant, or timely honor, any equity or long-term incentive award; (iii) failure to pay or provide required compensation and benefits; (iv) any failure to appoint, elect or reelect him to the position of Chief Financial Officer of the Company; the removal of him from such position; or any changes in the reporting structure so that Employee reports to someone other than the Board; (v) any material diminution in his title or duties or the assignment to him of duties not customarily associated with Employee’s position as Chief Financial Officer of the Company; (vi) the failure of Employer to obtain the assumption in writing of its obligation to perform the Employment Agreement by any successor to all or substantially all of the assets of the Company or upon a merger, consolidation, sale or similar transaction of the Company or; (vii) the voluntary or involuntary dissolution of the Company, the filing of a petition in bankruptcy by the Company or upon an assignment for the benefit of creditors of the assets of the Company.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with these transactions.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Certificate of Designation for the Company’s Series B Convertible Preferred Stock
10.1	Securities Purchase Agreement, dated as of July 13, 2011, by and between Vanity Events Holding, Inc. and Thalia Woods Management, Inc.
10.2	License and Distribution Agreement, dated July 13, 2011, by and between Vanity Events Holding, Inc. and Plant Sorb LLC.
10.3	Employment Agreement, dated July 14, 2011, by and between Vanity Events Holding, Inc. and Gregory Pippo.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANITY EVENTS HOLDING, INC.

Date: July 19, 2011	By:	/s/ Lloyd Lapidus
Name: Lloyd Lapidus
Title: Interim Chief Executive Officer

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